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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statements on Form S-8 (File No.'s 333-32777, 333-68131 and 333-30565) of our report dated
March 20, 1998 on our audit of the financial statements of Canyon Fuel Company, LLC, as of December 31, 1997 and for the period from December 20, 1996 (inception) through December 31, 1997 which report is included in this Form 10-K.





/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Denver, Colorado
March 1, 1999